SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                              The Zweig Fund, Inc.
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                (Name of Registrant as Specified in its Charter)

                             Western Investment LLC
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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  PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF
                              THE ZWEIG FUND, INC.

           ANNUAL MEETING OF STOCKHOLDERS (TO BE HELD ON MAY 12, 2004)

Our names are Phillip Goldstein and Arthur Lipson. We are shareholders of The Zweig Fund, Inc. (the "Fund"). We are sending this proxy statement and the enclosed GREEN proxy card to stockholders of record on February 13, 2004 (the "Record Date") of the Fund. We are soliciting a proxy to vote your shares at the 2004 Annual Meeting of Stockholders of the Fund (the "Meeting") and at any and all adjournments or postponements of the Meeting. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by the shareholders including the election of directors.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of the Fund on or about April --, 2004.

                                  INTRODUCTION

     There  is  one  matter  that the Fund has scheduled to be voted upon at the
Meeting:

1.   The election of three persons to serve as directors of the Fund.

     In  addition, we intend to introduce the following proposal at the Meeting:

2. A proposal to reinstate the annual 10% distribution policy which was eliminated in 2003.

We are soliciting a proxy to vote your shares FOR the election of our nominees and FOR the proposal to reinstate the annual 10% distribution policy.

HOW PROXIES WILL BE VOTED

The sole proposal scheduled by the Fund to be voted upon at the Meeting is included on the enclosed GREEN proxy card. If you wish to vote FOR the election of our nominees and/or FOR our proposal to reinstate the annual 10% distribution policy, you may do so by completing and returning a GREEN proxy card.

If you return a GREEN proxy card to us or to our agent, your shares will be voted on each matter as you indicate unless the board of directors determines not to permit us to vote our proxies, in which case your shares may not be voted at the Meeting and we may consider other options including filing a lawsuit to order the Fund to count your votes and/or declining to attend the Meeting which may prevent a quorum from being reached.

If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of our nominees to the Board and FOR Proposal 2. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters of which they are not now aware that may come before the Meeting including matters relating to the conduct of the Meeting.

VOTING REQUIREMENTS

We do not intend to propose an adjournment of the Meeting. If an adjournment is proposed, we will vote for or against such adjournment in our discretion. Please refer to the Fund's proxy statement for the quorum requirements and the voting requirements for each proposal it will present. Proposal 2 requires a majority of the votes cast for approval.


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REVOCATION OF PROXIES

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the meeting; (ii) executing and delivering a later dated proxy to me or to the Fund or to our respective agents; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only the latest dated, properly signed proxy card will be counted

INFORMATION CONCERNING THE SOLICITING SHAREHOLDERS

Phillip Goldstein and Arthur Lipson are the Soliciting Shareholders. Mr. Goldstein's address is 60 Heritage Drive, Pleasantville, NY 10570 and Mr. Lipson's address is 2594 E Bengal Boulevard, Salt Lake City, UT 84121. Mr. Goldstein and Mr. Lipson are investment managers.

Since December 1, 1992, Mr. Goldstein has been the president and 50% shareholder of Kimball & Winthrop, Inc., the general partner of Opportunity Partners L.P., a private investment partnership. Mr. Goldstein is also the portfolio manager of Opportunity Partners. Since 1996, Mr. Goldstein has taken an active role in urging the management of various companies to take actions that he believed would benefit those companies and their shareholders. His actions have included discussions with management, submitting a shareholder proposal, conducting a proxy contest and filing a lawsuit alleging breach of fiduciary duty. Mr. Goldstein's phone number is 914-747-5262.

Mr. Lipson is the sole owner of Western Investment LLC (WILLC). WILLC is the investment manager of certain private investment entities.

As April 12, 2004, Mr. Goldstein and Mr. Lipson are respectively deemed to be the beneficial owners of ---------- and ---------- shares. All of Mr. Goldstein's shares and ---------- of Mr. Lipson's shares have been purchased since July 2003.

                          REASONS FOR THE SOLICITATION

We believe the Fund's board of directors made a serious mistake in 2003 when it eliminated the Fund's long-standing annual 10% distribution policy because the Fund's shares quickly went from a premium to a discount. The 10% cash distribution policy was a clearly an important feature to investors when they purchased shares in the past, both in the open market and in dilutive rights offerings. We wish to afford shareholders an opportunity to vote to reinstate the annual 10% distribution policy and to elect directors who will abide by the will of the shareholders.

                              OTHER CONSIDERATIONS

If our nominees are elected, there is no assurance that the entire board will agree to reinstate the annual 10% distribution policy. We believe that all shareholders of the Fund will benefit by having an opportunity to vote for our proposal and to elect directors who are committed to abiding by their will. We also have personal financial incentives to increase the Fund's stock price because our clients who hold shares of the Fund pay us fees that are based upon the realized and unrealized gains that they earn. These fees may partially depend on the value of the Fund's shares. We will also benefit from an increase in the Fund's share price as we indirectly own shares through our investments in partnerships we manage.

                        PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, we intend to nominate the following persons for election as a director for a term expiring in 2007 and 2005 respectively.

Phillip Goldstein (Age 59), 60 Heritage Drive, Pleasantville, NY 10570 (Term to expire in 2007) Mr. Goldstein has been an investment advisor since 1992; He has been a director of Brantley Capital Corporation since 2002 and of The Mexico Equity and Income Fund since 1999.

Arthur Lipson (Age 61), 2594 E Bengal Boulevard, Salt Lake City, UT 84121 (Term to expire in 2007) Mr. Lipson has managed private investment partnerships since 1995. Prior to that he was Manager of Fixed Income Research at Lehman Brothers Inc and Paine Webber Group Inc. He was the creator of the Lehman Brothers Bond Index.

Elizabeth Tashjian (Age 47), University of Utah, Department of Finance, 1645 E Campus Center Drive Room 109, Salt Lake City, UT 84112 (Term to expire in 2005). Professor Tashjian is an Associate Professor of Finance at the University of Utah. She received her Ph.D. in Finance from Purdue University and her B.A. in Mathematics from Boston College. Her research interests include corporate financial distress. As a member of The Center for the Representation of Multi-Dimensional Information, which develops 3D audio-visualization displays that facilitate the rapid and accurate analysis of complex and rapidly changing data, she is currently working on tools to improve trading and investment decisions. She is also a member of the Academic Council for the Turnaround Management Association.

None of our nominees has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund.

The persons named as proxies on the enclosed GREEN proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of our nominees, each of whom has consented to stand for election and to serve if elected. If any nominee is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, as is designated by the proxy holder(s). Please refer to management's proxy statement for information regarding the qualifications and background of its nominees. There is no assurance that any of management's nominees will serve as directors if my nominee is elected.

PROPOSAL 2: TO REINSTATE THE ANNUAL 10% DISTRIBUTION POLICY WHICH WAS ELIMINATED
                                     IN 2003

We believe the board of directors made a serious mistake when it eliminated the Fund's long-standing annual 10% distribution policy after the close of business on July 28, 2003. According to Bloomberg, the market price of the Fund's shares, which closed at a premium to net asset value on July 28, 2003, rapidly fell to a 13.9% discount on August 6, 2003. Currently, the discount is more than 11%. We think the board should reinstate the annual 10% distribution policy immediately. There is no certainty that the board will implement this proposal if it is approved. In the absence of contrary instructions, the proxies will vote your shares FOR this proposal.

                                THE SOLICITATION

We are making this solicitation personally. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. They will not receive any special compensation for their services. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will personally bear all of the expenses related to this proxy solicitation. Because we believe that the shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of solicitation expenses incurred by either the incumbent directors or us. We estimate that my expenses will be about $ ----------. As of April --, 2003, our expenses have been approximately $ ---------.

There is no arrangement or understanding involving us or any of our affiliates that relates to future employment by the Fund or any future transaction with the Fund.

                              ADDITIONAL PROPOSALS

We know of no business that will be presented for consideration at the Meeting other than that set forth in this proxy statement and in the Fund's proxy statement. Unless instructed otherwise, if any other matters are properly presented for consideration at the meeting, it is the intention of the persons named as proxies in the enclosed GREEN proxy card to vote in accordance with their own best judgment on such matters.

DATED:  April --, 2004

                                   PROXY CARD
                                   ----------

 PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF THE ZWEIG FUND, INC. BY PHILLIP GOLDSTEIN AND ARTHUR LIPSON FOR THE ANNUAL MEETING OF STOCKHOLDERS ON
                                  MAY 12, 2004

The undersigned hereby appoints Andrew Dakos, Rajeev Das, Steven Samuels, Phillip Goldstein, and Arthur Lipson and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The Zweig Fund, Inc. on May 12, 2004, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate [ ].)

1.  ELECTION  OF  THREE  DIRECTORS

[ ]  FOR  PHILLIP  GOLDSTEIN                 [ ]  WITHHOLD  AUTHORITY

[ ]  FOR  ARTHUR  LIPSON                     [ ]  WITHHOLD  AUTHORITY

[ ]  FOR  ELIZABETH  TASHJIAN                [ ]  WITHHOLD  AUTHORITY

2.  TO REINSTATE THE ANNUAL 10% DISTRIBUTION POLICY WHICH WAS ELIMINATED IN 2003

      FOR  [ ]                    AGAINST  [ ]                 ABSTAIN  [ ]

PLEASE SIGN AND DATE BELOW. YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE IN PROPOSAL 1, AND FOR PROPOSAL 2. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED APRIL --, 2004 OF PHILLIP GOLDSTEIN AND ARTHUR LIPSON AND REVOKES ANY PROXY PREVIOUSLY EXECUTED. (IMPORTANT - PLEASE BE SURE TO ENTER DATE.)



SIGNATURE  (S)____________________________________     Dated:  _______________


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